EXHIBIT 16.1



                           SCHEDULE FOR COMPUTATION OF
                          PERFORMANCE QUOTATIONS OF THE
                      KAYNE ANDERSON RISING DIVIDENDS FUND

                              TOTAL RETURN FORMULA
                               n
                         P(1+T)  = ERV


Where:            P        =        a hypothetical initial payment of $1,000

                  T        =        average annual total return

                  n        =        number of years

                  ERV      =        ending  redeemable value of a hypothetical
                                    $1,000 payment made at the beginning of the 1, 5 or 10 year periods at the end of each such period (or fractional portion thereof)


For the 1 year period ended December 31, 1996:
                             1
                  $1,000(1+T)  = $1,190.89 or an annual compounded
                                    rate of 19.09%


For the period from May 1, 1995 (inception) to December 31, 1996:
                             1.67
                  $1,000(1+T)     = $1,436.78 or an average annual compounded
                                    rate of 24.22%